Exhibit 10.4

BOOKHAM, INC.

RULES
of the
BOOKHAM, INC.
2004 STOCK INCENTIVE PLAN
UK INLAND REVENUE APPROVED SUB-PLAN

(UK Sub-Plan adopted by the Board on
January 25, 2005 and approved by the UK Inland Revenue
on ● 2004 under reference X22847)

Alder Castle
10 Noble Street
London EC2V 7QJ
Tel: 020 7645 2711
Fax: 020 7645 2424

BOOKHAM, INC. 2004 STOCK INCENTIVE PLAN

UK INLAND REVENUE APPROVED SUB-PLAN

1.	Purpose

     This UK Inland Revenue Approved Sub-Plan (the “Sub-Plan”) has been established by resolution of Board of Directors (the “Board”) of Bookham, Inc. a Delaware Corporation (the “Company”), as a sub-plan to the Bookham, Inc. 2004 Stock Incentive Plan (the “Main Plan”) pursuant to Section 12(e) of the Main Plan (provisions for foreign participants).

For the avoidance of doubt:

(a)	the terms of the Main Plan shall govern all Options granted hereunder unless otherwise set forth in this Sub-Plan provided always that Options granted under this Sub-Plan may not be subject to a cash alternative;

(b)	Options granted under this Sub-Plan shall be taken into account for the purposes of the limit specified in Section 4(a) of the Main Plan;

(c)	Section 5(g) and Sections 6 — 9 (inclusive) of the Main Plan shall not apply to Options granted under this Sub-Plan; and

(d)	in the event of any conflict between the rules of the Main Plan and the Sub-Plan, the rules of the Sub-Plan shall take precedence in respect of Options granted under the Sub-Plan.

2.	Eligibility

     Any full time director of any Group Company employed under a contract of employment with a Group Company who devotes not less than twenty-five hours per week (excluding meal breaks) to his duties and any employees of any Group Company (but excluding in either case any person ineligible to participate in this Sub-Plan under the terms of paragraph 9 of Schedule 4) are eligible to be granted options under the Sub-Plan. Each person who receives an Option under the Sub-Plan is deemed a “Participant”.

3.	Administration and Delegation

     (a) Administration by Board of Directors. The Sub-Plan will be administered by the Board. The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Sub-Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Sub-Plan or any Option in the manner and to the extent it shall deem expedient to carry the Sub-Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Sub-Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Sub-Plan made in good faith.

     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Sub-Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Sub-Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) below to the extent that the Board’s powers or authority under the Sub-Plan have been delegated to such Committee or officers.

     (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options to those eligible to participate in accordance with Section 2 of the Sub-Plan and to exercise such other powers under the Sub-Plan as the Board may determine, provided that the Board shall fix the terms of the Options to be granted by such officers (including the exercise price of such Options, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Options that the officers may grant; provided further, however, that no officer shall be authorized to grant Options to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Options

     (a) Number of Shares. Subject to adjustment under Section 6, Options may be made under the Sub-Plan for up to that number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) (provided that such Common Stock meets the requirements of paragraphs 16-20 (inclusive) of Schedule 4) which equals 4,000,000 less the number of shares of Common Stock which have been subject to Awards under the Main Plan. If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Main Plan or the Sub-Plan. Shares issued under the Sub-Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Inland Revenue limit per participant. Any Option granted to a Participant pursuant to this Sub-Plan shall be limited and take effect so that the aggregate of the Market Value of Common Stock which a Participant may acquire in pursuance of rights previously obtained but not exercised under this Sub-Plan or under any other plan (not being a savings-related share option plan) approved under Schedule 4 established by the Company or by any associated company of the Company (within the meaning of paragraph 35 of Schedule 4) shall not exceed or further exceed GB £30,000 sterling or such other limit as may from time to time be imposed by paragraph 6 of Schedule 4. The term “Market Value” has the meaning ascribed by Part 8 of the UK Taxation of Chargeable Gains Act 1992. For the purposes of this Section 4(b):

          (1) the Market Value of Common Stock shall be calculated as at the time when the rights in relation to that stock were obtained, or in a case where an agreement relating to them has been made under paragraph 22 of Schedule 4, such earlier time or times as may be provided in the agreement; and

          (2) the US dollar value of the Common Stock shall be converted to GB sterling by reference to the closing mid-market US$:GB£ exchange rate on the business day immediately preceding the day on which such calculation is made as published in the relevant edition of the Financial Times.

5.	Stock Options

     (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option (subject to Section 5(c) below) and the conditions and limitations applicable to the exercise of each Option as it considers necessary or advisable provided that any performance based conditions satisfy the requirements of Section 5(b) below.

     (b) Performance Conditions. In accordance with the Board’s powers under Section 5(b) above, an Option may be granted subject to such performance related objective condition or conditions of exercise as the Board may determine provided that any such condition or conditions shall be set out in the documentation evidencing that Option. In circumstances where an event or events occur the Board, in its discretion acting fairly and reasonably, may amend, relax or waive such condition or conditions provided that any amendment, relaxation or waiver does not result in the Option being subject to a condition or conditions which is/are more difficult to satisfy than those which applied immediately prior to such amendment, relaxation or waiver.

     (c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall not be manifestly less than the Market Value, as that term is defined in Section 4(b) of this Sub-Plan:

          (1) as at the date of grant of that Option; or

          (2) at the Board’s discretion, the day immediately preceding the date of grant; or

          (3) at the Board’s discretion, at such earlier time or times as the Board may determine (with the previous agreement of the Inland Revenue),

in each case as agreed in advance with Shares Valuation of the Inland Revenue.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e) Exercise of Options. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised provided always that no Option shall be exercisable at a time when the Participant is ineligible to participate in this Sub-Plan under the terms of paragraph 9 of Schedule 4.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Sub-Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; or

          (3) by any combination of the above permitted forms of payment.

     (g) Issue or transfer of Common Stock. Within 30 days of the proper exercise of an Option, the Company shall issue or procure the transfer of Common Stock in respect of which the Option has been exercised to the Participant. Common Stock issued to a Participant shall, save for any rights determined by reference to a date preceding the date of issue, shall rank pari passu with other shares of the same class in issue at the date of issue to the Participant.

6.	Adjustments for Changes in Common Stock and Certain Other Events

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend (in all cases provided that such events fall within paragraph 22(3) of Schedule 4):

          (1) the number and description of securities available under this Sub-Plan; and

          (2) the number and description of securities and exercise price per share of each outstanding Option,

shall be appropriately adjusted by the Company to the extent determined by the Board (subject to prior approval of the Inland Revenue so long as the Sub-Plan is approved under Schedule 4 by the Inland Revenue).

     (b) Reorganization Events.

          (1) Definition. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (iii) any liquidation or dissolution of the Company.

          (2) Consequences of a Reorganization Event. In connection with a Reorganization Event, the Board may as to all or any outstanding Options on such terms as the Board determines upon written notice to a Participant, provide that the Participant’s unexercised Options shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event (or such later date as such written notice may specify) unless exercised by the Participant within a specified period following the date of such notice.

          (3) Further consequences of a Reorganization Event.

               (i) If as a result of any Reorganization Event which is also an Acquisition Event an Acquiring Company obtains Control of the Company any Participant may, at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed (the “Old Option”) in consideration for the grant to him of an option (the “New Option”) which (for the purposes of paragraph 27 of Schedule 4) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within paragraph 16(b) or paragraph 16(c) of Schedule 4).

               (ii) The New Option shall not be regarded for the purposes of Section 6(b)(3)(i) above as equivalent to the Old Option unless the conditions set out in Paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of the Sub-Plan shall for this purpose be construed as if:

(aa)	the New Option were an option granted under the Sub-Plan at the same time as the Old Option;

(bb)	except for the purposes of the definition of “Group Company”, the reference to “Bookham, Inc.” in the definition of the Company in Section 1 of the Sub-Plan was a reference to the different company mentioned in Section 6(b)(3)(i).

               (iii) Options under this Sub-Plan not terminated, exercised or exchanged prior to the expiry of the Appropriate Period shall terminate.

7.	General Provisions Applicable to Options

     (a) Transferability of Options. Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Option shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Sub-Plan provided that such terms and conditions are set out in the Option grant documentation and shall have first been approved by the Inland Revenue.

     (c) Board Discretion. Except as otherwise provided by the Sub-Plan, each Option may be made alone or in addition or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Option of the disability, death, retirement (on or after the Specified Age), authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative or designated beneficiary may exercise rights under the Option provided always that no Option may be exercised later than 12 months after the date of a Participant’s death.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes and national insurance contributions required by law to be withheld in connection with the exercise of an Option. The Company may, to the extent permitted by law, deduct any such tax and national insurance obligations from any payment of any kind otherwise due to a Participant. In the Board’s discretion, such tax and national insurance obligations may be paid in whole or in part from the proceeds of the sale of shares of Common Stock (whether via a broker/dealer arrangement or otherwise).

     (f) Employer national insurance contributions. An Option may be granted subject, if the Board so determines, to any or all (at the Board’s discretion) of the following conditions of exercise:

          (1) the Participant completing and executing an irrevocable agreement (in such form as determined by the Board) under which the Participant allows the Relevant Company to recover from him the whole or any part of its liability for Employer’s Option NICs; and/or

          (2) the Participant entering into a joint election with the Relevant Company (in such form as determined by the Board) for the whole or part of any liability for Employer’s Option NICs to be transferred to the Participant provided that the form of such election and the arrangement made in that election for securing that the liability transferred by the election will be met and have been approved, prior to the time the election is entered into, by the Inland Revenue.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Sub-Plan until:

               (i) all conditions of the Option have been met or removed to the satisfaction of the Company and in accordance with the rules of the Sub-Plan,

               (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and

               (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board, acting fairly and reasonably, may at any time provide that any Option shall become immediately exercisable in full or in part.

     (i) Additional definitions.

     “Acquisition Event” means an event by which any company (the “Acquiring Company”):

     (1) obtains Control of the Company as a result of making:

               (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied, the Acquiring Company will have Control of the Company; or

               (ii) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of Options,

          in either case ignoring any shares which are already owned by it or by a member of the same group of companies; or

     (2) obtains Control of the Company in pursuance to a compromise or arrangement sanctioned by the court under Section 425 Companies Act 1985 (or non-UK equivalent which the Inland Revenue accepts as closely comparable); or

     (3) becomes bound or entitled to acquire shares under Sections 428-430F Companies Act 1985 (or non-UK equivalent which the Inland Revenue accepts as closely comparable).

     “Appropriate Period” means the relevant period set out in paragraphs (a), (b) or (c) as appropriate of paragraph 26(3) of Schedule 4.

     “Control” has the meaning given by Section 719 Income Tax (Earnings and Pensions) Act 2003.

     “Employer’s Option NICs” means secondary Class 1 national insurance contributions payable in respect of a gain that is treated as remuneration derived from the Participant’s employment by virtue of Section 4(4)(a) of the Social Security Contributions and Benefits Act 1992.

     “Group Company” means the Company and any company which is under the control of the Company.

     “Key Feature” means a provision which is necessary in order to meet the requirements of Schedule 4.

     “Relevant Company” means the company by which the Participant is employed.

     “Schedule 4” means schedule 4 to the Income Tax (Earnings and Pensions) Act 2003.

     “Specified Age” age 55.

8.	Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with any Group Company. The Company and all other Group Companies expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Sub-Plan or the Main Plan, except as expressly provided in the applicable Option.

     (b) No Right to Employment – Further Provisions. Notwithstanding any other provision of the Main Plan or the Sub-Plan:

          (1) the Main Plan and Sub-Plan shall not form any part of any contract of employment between the Company or any past or present Group Company and any employees of any of those companies, and they shall not confer on any such employees any legal or equitable rights (other than those constituting the Options themselves) against the Company or any past or present Group Company, directly or indirectly, or give rise to any cause of action in law or in equity against the Company or past or present Group Company;

          (2) in no circumstances shall any Participant on ceasing to hold the office or employment by virtue of which he is or may be eligible to participate in the Main Plan or the Sub-Plan be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Main Plan or the Sub-Plan which he might otherwise have enjoyed (including, without limitation, the lapse of Options or part thereof held by him by reason of his ceasing to hold an office or ceasing to be employed by the Company or any past or present Group Company) whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

     (c) No Rights As Stockholder. Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (d) Effective Date and Term of Sub-Plan. The Sub-Plan shall become effective on the date on which it is adopted by the Board, but no Option may be granted unless and until the Sub-Plan has been approved by the UK Inland Revenue. No Options shall be granted under the Sub-Plan after the completion of 10 years from the earlier of:

               (i) the date on which the Sub-Plan was adopted by the Board, or

               (ii) the date the Sub-Plan was approved by the Company’s stockholders,

but Options previously granted may extend beyond that date.

     (e) Amendment of Sub-Plan. The Board may amend, suspend or terminate the Sub-Plan or any portion thereof or an Option granted hereunder at any time; provided that:

               (i) to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained, and

               (ii) no amendment, suspension or termination in relation to a Key Feature shall take effect until it has been approved by the UK Inland Revenue.

No Option shall be made that is conditioned upon stockholder approval of any amendment to the Sub-Plan.

     (f) Governing Law. The provisions of the Sub-Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.